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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 17, 1998

                           STERLING BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           TEXAS                          0-20750                74-2175590
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)



                            15000 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040
                             (ADDRESS OF PRINCIPAL
                               EXECUTIVE OFFICES
                                 AND ZIP CODE)

                                 (713) 466-8300
                        (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

                            -----------------------


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ITEM 5.  OTHER EVENTS

         On February 17, 1998, Sterling Bancshares, Inc. ("Sterling"), a Texas corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Consolidation (the "Agreement") to acquire Humble National Bank, a national banking association ("Humble"), through a consolidation (the "Consolidation") pursuant to Section 215 of the National Bank Act. The Consolidation will be effected through an interim Texas banking association to be formed as a wholly owned subsidiary of Sterling ("Consolidation Subsidiary") with and into Humble.

         Under the terms of the Consolidation, each issued and outstanding share of Humble Common Stock, par value $1.00 per share (other than shares held by Sterling or its subsidiaries and shares held by dissenting stockholders), will be converted into the right to receive .6036 shares of fully paid and nonassessable shares of Sterling common stock, par value $1.00 per share ("Sterling Common Stock"), for a total of 855,000 shares of Sterling Common Stock. The transaction has been structured and is expected to qualify as a tax-free exchange to Humble shareholders, and will be accounted for as a pooling of interests. The proposed Consolidation is subject to customary closing conditions, including receipt of all requisite regulatory approvals and the approval of two-thirds of Humble's stockholders. Additional information regarding the proposed Consolidation is included in Exhibits 99.1 and 99.2.

         At December 31, 1997, Humble had total assets of approximately $54.2 million and total deposits of approximately $49.6 million. Humble operates one banking office in Humble, Texas, a suburb of Houston, and three supermarket branches in Humble, Atascocita and Porter, Texas.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a-b) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED AND PRO FORMA FINANCIAL INFORMATION

         The transaction described in Item 5 will not constitute an acquisition of a significant amount of assets and, therefore, will not require the furnishing of separate financial statements of Humble and pro forma financial information.

         (c)     EXHIBITS

         Exhibit 99.1     --      Agreement and Plan of Consolidation, dated
                                  February 17, 1998, by and between Sterling
                                  Bancshares, Inc. and Humble National Bank.

         Exhibit 99.2     --      Press Release issued by Sterling Bancshares,
                                  Inc. on February 18, 1998.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         STERLING BANCSHARES, INC.


Date:    February 27, 1998

                                         By: /s/ GEORGE MARTINEZ
                                            ----------------------------------
                                             George Martinez
                                             Chairman





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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

99.1            --       Agreement and Plan of Consolidation, dated February 17,
                         1998, by and between Sterling Bancshares, Inc. and
                         Humble National Bank.

99.2            --       Press Release issued by Sterling Bancshares, Inc. on
                         February 18, 1998.

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